SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2015

NEW GLOBAL ENERGY, INC.
(Exact name of registrant as specified in its charter)

WYOMING	333-179669	45-4349842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 East 17th Street, Suite 4217, Cheyenne, WY	82001
(Address of principal executive offices)	(Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE

(307) 633-9192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

August 11, 2015 the Company completed the acquisition of an additional 760,877 common shares of Aqua Farming Tech, Inc., a California corporation (“AFT”) from unrelated third parties, giving it a total ownership of in excess of 92% of the outstanding shares of AFT.

This transaction was completed for and in consideration of Three Hundred Eighty Thousand Four Hundred Thirty Four (380,434) shares of New Global Energy Inc. common stock, plus warrants to purchase 380,434 shares of New Global Energy Inc. common stock at a price of $2.00 per share for a period of five years from the date of the transaction. These warrants include shareholder appreciation rights and shall be exercisable after six months from the date of the transaction.

The Company had previously acquired these shares in a 2013 transaction which was rescinded due to delays in providing sufficient accounting information. These issues have been resolved and the Company has elected to proceed with the transaction.

Item 3.01 Unregistered Sales of Equity Securities

As part of the transaction which the Company completed on August 11, 2015 of an additional 760,877 common shares of Aqua Farming Tech, Inc., a California corporation (“AFT”) the Company has agreed to issue and deliver 380,434 shares of common stock to XL BioFuels, Inc., a Nevada corporation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Global Energy, Inc.

Date: August 11, 2015	By:	/s/ Perry Douglas West
Perry Douglas West
CEO